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                                                                   EXHIBIT 10.33


                           [GENERAL MAGIC LETTERHEAD]




February 28, 2001


Mr. Dennis M. Kilian
28 Bushmint Place
Alamo, California  94507


Dear Dennis:

     This will confirm our agreement concerning the termination of your employment with General Magic, Inc. (sometimes also referred to as the "Company").

     General Magic hereby accepts your resignation as an officer and as its Senior Vice President, Sales, effective February 28, 2001. Thank you for working with us to transition the bulk of your responsibilities, to provide full information regarding the current status of your efforts on behalf of General Magic, and to return any and all property of General Magic, including but not limited to all names and addresses in your possession of people who contacted you or were contacted by you in connection with the business of General Magic, all tangible property and equipment, and all notes, memos, correspondence, computer-recorded information and any other embodiment or reproduction (in whole or in part) of any Company confidential or proprietary information. To the extent you have not completed the foregoing duties, this will confirm your agreement to do so promptly hereafter.

     For a period of twelve months from the date hereof, you will not, on behalf of yourself or any other person or entity, directly or indirectly (i) recruit or solicit any of the employees, contractors or service providers of the Company, or in any manner attempt to persuade any such person or entity to discontinue or in any way limit any relationship with the Company, (ii) induce any customer, partner or supplier of the Company to discontinue or in any way limit its relationship with the Company, (iii) disparage the Company, its business, products, services or employees, or (iv) make any public statement or statements to analysts or the press concerning General Magic, its business, prospects, products, services or employees, without in each case first obtaining written approval from General Magic.

     You further acknowledge and agree that you will continue to be bound by the terms of the Proprietary Rights and Information Agreement dated June 22, 2000, between you and General Magic.

     Except with respect to the obligations created by, acknowledged by, or arising out of this agreement, you, on behalf of yourself, your heirs, administrators, representatives, executors, successors and assigns, and each of them, hereby release General Magic, its current and former

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Dennis M. Kilian
February 28, 2001
Page 2


stockholders, directors, officers, employees, agents, attorneys, successors and assigns, and each of them (the "Released Parties") of and from any and all claims, actions and causes of action, whether now known or unknown, which you now have, ever had, or shall or may hereafter have against the Released Parties, or any of them, based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time up to and including the date you sign this letter agreement, including, but not limited to, any claims arising from or related to your employment with the Company or the termination of that employment, and any claims of breach of contract, wrongful termination, fraud, defamation, infliction of emotional distress or discrimination due to national origin, race, religion, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the California Fair Employment and Housing Act or any other applicable law. The foregoing release shall not extend to any right of indemnification you have or may have for liabilities arising from your actions within the course and scope of your employment for the Company.

     In connection with the foregoing general release, the parties acknowledge that they have read and understand Section 1542 of the Civil Code of the State of California, which provides in full as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The parties hereby expressly waive and relinquish all rights and benefits that either has or may have under Section 1542 with respect to the release of unknown claims granted in this agreement. The parties acknowledge that either of them or their agents may hereafter discover facts or claims in addition to or different from those either now knows or believes to exist, but that each nevertheless intends to fully and finally settle all claims released herein.

     The parties further warrant and represent that neither has voluntarily, by operation of law, or otherwise, assigned or transferred to any other person or entity any interest in all or any portion of those matters released by this agreement.

     In consideration of the foregoing, General Magic hereby agrees to pay you the amount of $73,630.92, less all applicable payroll taxes; such amount shall be due and payable upon execution of this agreement. You hereby acknowledge and agree that no further, additional or other sums, benefits or consideration are due and owing, or will hereafter become due and owing, to you in consideration of your employment with General Magic.

     This agreement will be governed by and construed according to the laws of the State of California as such laws are applied to agreements entered into and to be performed entirely within California between California residents. The parties agree that any controversy, claim or

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Dennis M. Kilian
February 28, 2001
Page 3


cause of action arising out of or relating to your employment or the termination thereof, or the interpretation, performance or breach of this agreement, whether arising in tort, contract or otherwise, shall be resolved in accordance with the following procedures:

o We shall attempt to resolve any disputes that may arise between us first on an amicable basis through good faith discussions.

o If we are not able to resolve any dispute through good faith discussions within a reasonable period given the nature of the claim or dispute (not in any case to exceed 30 days), we hereby agree promptly to submit any such claim or dispute to final and binding arbitration administered by JAMS ("JAMS") in San Jose, California in accordance with the then existing JAMS Arbitration Rules and Procedures for Employment Disputes. We further knowingly and willingly hereby waive our respective rights to have any such disputes or claims tried to a judge or jury.

o In the event of such an arbitration proceeding, the parties shall select a single, neutral arbitrator from among the JAMS panel of arbitrators within 30 days of submission of the dispute to JAMS. In the event the parties cannot agree on an arbitrator, the Administrator of JAMS shall appoint an arbitrator.

o Neither party nor the arbitrator shall disclose the existence, content or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the Federal Arbitration Act shall govern the interpretation and enforcement of such arbitration and all proceedings. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state of California, or Federal law, or both, as applicable and the arbitrator is without jurisdiction to apply any different substantive law. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.

o The arbitrator shall render an award and a written, reasoned opinion in support thereof. The arbitrator may award, in his or her sole discretion, reasonable attorneys fees and costs to a party prevailing in whole or in part on any claim in the arbitration.

o The arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration. The award from any binding arbitration shall be binding upon us and our successors and permitted assigns, whether or not one of us fails or refuses to participate therein, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

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Dennis M. Kilian
February 28, 2001
Page 4


     Nothing in this provision shall prevent either party from seeking injunctive relief from a court to avoid irreparable harm pending the outcome of arbitration.

     If any provision of this agreement, or the application thereof, shall for any reason and to any extent be held invalid or unenforceable under any applicable law by an arbitrator or a court of competent jurisdiction, the remainder of this agreement shall be interpreted so as best to reasonably effect the intent of the parties hereto. We further agree to replace any such invalid or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

     This agreement, together with the Proprietary Rights and Information Agreement between you and General Magic dated June 22, 2000, constitute the entire understanding and agreement between you and General Magic with respect to the subject matter contained herein and therein, and supersede any prior negotiations, agreements and understandings, whether written or oral, with respect thereto.

     Any waiver, modification or amendment of any provision of this agreement shall be effective only if in writing and signed by the parties hereto.

     This Agreement is not assignable by either party, except that General Magic may assign it in connection with an acquisition, merger, consolidation or sale of all or substantially all of the assets of the Company. In the event of any such merger or transfer of assets, the surviving corporation or the transferee of General Magic's assets shall be bound by and shall have the benefit of the provisions of this agreement, and General Magic shall take all actions necessary to insure that any such corporation or transferee is bound by the provisions of this agreement.

     If the provisions of this letter accurately set forth our understanding, please acknowledge your agreement by signing the enclosed copy of this letter and returning it to me.

                                   Sincerely,

                                   /s/ KATHLEEN M. LAYTON
                                   ------------------------------
                                   Kathleen M. Layton


ACKNOWLEDGED AND AGREED:

/s/ DENNIS M. KILIAN
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Dennis M. Kilian

Date: February 28, 2001
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